Wireless M2M Solutions for Enterprise Assets

FOR IMMEDIATE RELEASE

CONTACT:	Investor Relations

Liolios Group, Inc.

Scott Liolios or Matt Glover

949-574-3860, IDSY@liolios.com

I.D. Systems Reports Third Quarter and Nine Month 2013 Results

Woodcliff Lake, NJ, November 7, 2013—I.D. Systems, Inc. (NASDAQ: IDSY), a leading provider of M2M wireless solutions for tracking, securing and managing high-value enterprise assets, today reported financial results for the three and nine months ended September 30, 2013.

Third Quarter 2013 Financial Results

•	Revenue increased 20% sequentially to $11.2 million from $9.4 million in the previous quarter. Year over year, revenue from the company’s industrial vehicle management systems increased 60%. This increase partially offset a 96% year-over-year decrease in revenue from the company’s rental car management systems, reflecting Avis Budget Group’s rollout during the third quarter of 2012.

•	Non-GAAP net income was $692,000, or $0.06 per basic and diluted share. Non-GAAP results exclude stock-based compensation and depreciation and amortization expenses.

•	Recurring revenue was $4.5 million, or 40% of total revenue.

•	Selling, general and administrative expenses decreased 9% compared to the third quarter a year ago, due primarily to lower payroll and stock-based compensation expenses.

•	Gross margin was 52%, consistent with historical levels.

•	Net loss was $76,000, or $(0.01) per basic and diluted share.

•	As of September 30, 2013, the company had $13.6 million in cash, cash equivalents and marketable securities, and no debt.

Third Quarter 2013 Operational Highlights

•	Recurring business from core customers, including Caterpillar, Domtar, Ford Motor Company, International Paper, John Deere, Meijer, Nestlé, Procter & Gamble, Toyota, the U.S. Postal Service, Walgreens, and Walmart, among others.

•	Initial orders for system implementations from a diverse range of new customers, including one of the world’s largest industrial manufacturers, one of the world’s largest tobacco companies, a leading North American packaging manufacturer, a major U.S. dairy products producer, an international specialty logistics company, and the U.S. Defense Logistics Agency.

•	Significant revenue contributions from channel partners (primarily industrial truck manufacturers and their dealers), which sold I.D. Systems’ solutions to a broad array of end users, including a Fortune 100 specialty retailer, a Fortune 100 grocery chain, a Fortune 500 discount retailer, two leading global consumer products companies, one of the world’s largest apparel producers, the world’s largest maker of outdoor power equipment, a leading global tire manufacturer, one of North America’s largest logistics companies, and major producers of a variety of other goods, including building products, luggage, medical equipment, and pharmaceuticals.

•	Expanded deployments of I.D. Systems’ new Enterprise Analytics software, which, in addition to generating incremental revenue, could benefit the company by differentiating I.D. Systems from competitors, enhancing customers’ return on investment, and enabling I.D. Systems to better integrate with customers’ supply chain optimization strategies.

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Wireless M2M Solutions for Enterprise Assets

Nine Month 2013 Financial Results

•	Revenue was $28.6 million.

•	Recurring revenue was $13.2 million, or 46% of total revenue.

•	Gross margin was 51%, consistent with historical levels.

•	Selling, general and administrative expenses decreased 4% compared to the same year-ago period.

•	Non-GAAP net loss was $2.0 million, or $(0.17) per basic and diluted share. Non-GAAP results exclude stock-based compensation and depreciation and amortization expenses.

•	Net loss was $4.4 million, or $(0.37) per basic and diluted share.

Management Commentary

“We are encouraged by our third quarter non-GAAP net income of $692,000, which was driven by revenue growth from our core industrial vehicle management business,” said Jeffrey Jagid, I.D. Systems’ chairman and CEO. “We continue to lead the wireless industrial fleet management market with a customer base of global enterprises, good relationships with channel partners, and a wide range of solutions with unique combinations of hardware, software and services.

“During the third quarter of 2013, our transportation asset tracking and management business also continued to contribute positively to our results, especially our recurring revenue stream.

“With respect to our rental car management business, Avis Budget Group has been our exclusive customer in this market, deploying our wireless technology on approximately 30,000 vehicles to date. We continue to negotiate with Avis Budget on further expansion of our technology across their global fleet, but we have not yet reached a definitive agreement. We are committed to bringing I.D. Systems’ patented technology to the global rental car market, where we see growing demand for smarter vehicles that require less human support to rent to a wider range of consumers. We are also committed to vigorously protecting our intellectual property in this space.

“We continue to work hard on our strategic objectives to drive long-term revenue growth for I.D. Systems. We are focused on expanding business with core enterprise customers, diversifying our customer base with a variety of new customers, utilizing channel partners to complement our direct sales team, and controlling operating costs.”

Investor Conference Call

I.D. Systems will hold a conference call for investors and analysts today, Thursday, November 7, 2013, at 4:45 p.m. Eastern time. The company’s chairman and CEO, Jeffrey Jagid, will lead a discussion on the results for the period and other recent developments, followed by a question and answer period. The conference call will be broadcast live via the investors section of the company’s website at www.id-systems.com. To listen to the live call, go to the website at least 10 minutes early to download and install any necessary audio software.

Non-GAAP Measures

To supplement its financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), I.D. Systems provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP net income/loss and non-GAAP net income/loss per basic and diluted share. Reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results. These non-GAAP measures are provided to enhance investors’ overall understanding of I.D. Systems’ current financial performance. Specifically, I.D. Systems believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook. Reconciliation of all non-GAAP measures included in this press release to the nearest GAAP measures can be found in the financial tables included in this press release.

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Wireless M2M Solutions for Enterprise Assets

About I.D. Systems

Headquartered in Woodcliff Lake, New Jersey, with subsidiaries in Texas, Germany, and the United Kingdom, I.D. Systems is a leading global provider of wireless M2M solutions for securing, controlling, tracking, and managing high-value enterprise assets, including industrial vehicles, rental cars, trailers, containers, and cargo. The company’s patented technologies address the needs of organizations to monitor and analyze their assets to increase efficiency and productivity, reduce costs, and improve profitability. For more information, please visit www.id-systems.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward looking statements within the meaning of federal securities laws. Forward-looking statements include statements with respect to I.D. Systems’ beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond I.D. Systems’ control, and which may cause its actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. For example, forward-looking statements include: statements regarding prospects for additional customers; market forecasts; projections of earnings, revenues, synergies, accretion or other financial information; and plans, strategies and objectives of management for future operations, including utilizing channel partners and controlling operating costs. The risks and uncertainties referred to above include, but are not limited to, future economic and business conditions, the loss of key customers or reduction in the purchase of products by any such customers, the failure of the market for I.D. Systems’ products to continue to develop, the possibility that I.D. Systems may not be able to integrate successfully the business, operations and employees of acquired businesses, the inability to protect I.D. Systems’ intellectual property, the inability to manage growth, the effects of competition from a variety of local, regional, national and other providers of wireless solutions, and other risks detailed from time to time in I.D. Systems’ filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2012. These risks could cause actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, I.D. Systems. Unless otherwise required by applicable law, I.D. Systems assumes no obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

-- Tables to Follow --

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Wireless M2M Solutions for Enterprise Assets

I.D. Systems, Inc. and Subsidiaries

Condensed Statement of Operations Data

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2012	2013	2012	2013
Revenue:
Products	$11,273,000	$6,966,000	$21,745,000	$16,044,000
Services	4,206,000	4,239,000	12,227,000	12,545,000
	15,479,000	11,205,000	33,972,000	28,589,000
Cost of revenue:
Cost of products	5,385,000	3,853,000	11,658,000	9,552,000
Cost of services	1,497,000	1,535,000	4,221,000	4,534,000
	6,882,000	5,388,000	15,879,000	14,086,000

Gross profit	8,597,000	5,817,000	18,093,000	14,503,000

Selling, general and administrative	5,467,000	4,981,000	16,727,000	16,092,000
Research and development expenses	1,098,000	1,082,000	3,297,000	3,345,000
	6,565,000	6,063,000	20,024,000	19,437,000
Income (loss) from operations	2,032,000	(246,000)	(1,931,000)	(4,934,000)
Interest income	116,000	160,000	335,000	484,000
Other income, net	19,000	10,000	50,000	45,000

Net (loss) income	$2,167,000	$(76,000)	$(1,546,000)	$(4,405,000)
Net (loss) income per share – basic	$0.18	$(0.01)	$(0.13)	$(0.37)
Net (loss) income per share – diluted	$0.18	$(0.01)	$(0.13)	$(0.37)
Weighted average common shares outstanding – basic	11,768,000	11,930,000	11,730,000	11,886,000
Weighted average common shares outstanding – diluted	12,141,000	11,930,000	11,730,000	11,886,000

I.D. Systems, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2012	2013	2012	2013
Net income (loss)	$2,167,000	$(76,000)	$(1,546,000)	$(4,405,000)
Depreciation and amortization	537,000	524,000	1,644,000	1,568,000
Stock-based compensation	285,000	244,000	865,000	848,000
Non-GAAP net income (loss)	$2,989,000	$692,000	$963,000	$(1,989,000)
Non-GAAP net income (loss) per share – basic and diluted	$0.25	$0.06	$0.08	$(0.17)

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Wireless M2M Solutions for Enterprise Assets

I.D. Systems, Inc. and Subsidiaries

Condensed Balance Sheet Data

	December 31, 2012*	September 30, 2013
		(Unaudited)
ASSETS
Cash and cash equivalents	$1,614,000	$4,243,000
Restricted cash	300,000	300,000
Investments – short term	4,794,000	3,246,000
Accounts receivable, net	8,814,000	9,463,000
Financing receivable – current	3,143,000	4,016,000
Inventory, net	7,512,000	7,574,000
Deferred costs – current	2,380,000	1,937,000
Prepaid expenses and other current assets	1,043,000	1,168,000
Deferred tax asset – current	662,000	-
Total current assets	30,262,000	31,947,000

Investments – long term	9,064,000	5,818,000
Financing receivable – long term	10,814,000	10,807,000
Deferred costs – long term	2,651,000	3,189,000
Fixed assets, net	2,401,000	2,427,000
Goodwill	1,837,000	1,837,000
Intangible assets, net	3,230,000	2,411,000
Other assets	307,000	322,000
	$60,566,000	$58,758,000

LIABILITIES
Accounts payable and accrued expenses	$5,638,000	$6,285,000
Capital lease obligation - current	-	143,000
Deferred revenue - current	4,689,000	4,470,000
Total current liabilities	10,327,000	10,898,000
Capital lease obligation – less current portion	-	162,000
Deferred rent	343,000	333,000
Deferred revenue – less current portion	5,869,000	7,073,000
Total liabilities	16,539,000	18,466,000
Commitments and contingencies
STOCKHOLDERS' EQUITY
Preferred stock; authorized 5,000,000 shares, $0.01 par value; none issued	-	-
Common stock; authorized 50,000,000 shares, $0.01 par value; 12,678,000 and 12,831,000 shares issued at December 31, 2012 and September 30, 2013, respectively; shares outstanding, 12,088,000 and 12,195,000 at December 31, 2012 and September 30, 2013, respectively	122,000	122,000
Additional paid-in capital	103,135,000	104,196,000
Accumulated deficit	(56,102,000)	(60,507,000)
Accumulated other comprehensive (loss) income	53,000	(93,000)
	47,208,000	43,718,000
Treasury stock, at cost	(3,181,000)	(3,426,000)
Total stockholders’ equity	44,027,000	40,292,000
Total liabilities and stockholders’ equity	$60,566,000	$58,758,000

*Derived from audited balance sheet as of December 31, 2012.

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I.D. Systems, Inc. and Subsidiaries

Condensed Statement of Cash Flows Data

(Unaudited)

	Nine months ended September 30,
	2012	2013
Cash flows from operating activities:
Net loss	$(1,546,000)	$(4,405,000)
Adjustments to reconcile net loss to cash used in operating activities:
Bad debt expense	484,000	284,000
Proceeds from sale of New Jersey net operating loss carryforwards	390,000	662,000
Stock-based compensation expense	865,000	848,000
Depreciation and amortization	1,644,000	1,568,000
Other non-cash items	19,000	(10,000)
Changes in:
Accounts receivable	147,000	(898,000)
Financing receivables	(8,060,000)	(868,000)
Inventory	(590,000)	(62,000)
Prepaid expenses and other assets	611,000	(125,000)
Deferred costs	(1,361,000)	(95 ,000)
Deferred revenue	2,691,000	985 ,000
Accounts payable and accrued expenses	(1,359,000)	243,000
Net cash used in operating activities	(6,065,000)	(1,873,000)

Cash flows from investing activities:
Expenditures for fixed assets including website development	(238,000)	(303,000)
Purchase of investments	(4,252,000)	(3,680,000)
Maturities of investments	7,087,000	8,397,000
Net cash provided by investing activities	2,597,000	4,414,000

Cash flows from financing activities:
Purchase of treasury shares	(193 ,000)	-
Proceeds from exercise of stock options	101,000	190,000
Net cash (used in) provided by financing activities	(92,000)	190,000

Effect of foreign exchange rate changes on cash and equivalents	(195,000)	(102,000)
Net (decrease) increase in cash and cash equivalents	(3,755,000)	2,629,000
Cash and cash equivalents - beginning of period	8,386,000	1,614,000
Cash and cash equivalents - end of period	$4,631,000	$4,243,000

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